Exhibit 99.1

FOR IMMEDIATE RELEASE

NEXTGEN HEALTHCARE ANNOUNCES AGREEMENT TO ACQUIRE ENTRADA, INC.

Irvine, Calif. – April 12, 2017 – NextGen Healthcare Information Systems, LLC, a wholly owned subsidiary of Quality Systems, Inc. (NASDAQ: QSII), announced today an agreement to acquire Entrada, Inc. (Entrada). The transaction is expected to close promptly upon the completion of customary closing conditions and will be settled in all cash with a value of approximately $34M. In calendar year 2016, Entrada had revenue of approximately $12 million and had a loss of approximately $2 million. Quality Systems will provide additional transaction details at its upcoming May conference call to review results of its fiscal year 2017 fourth quarter and year ended March 31, 2017.

Based in Nashville, TN, Entrada is a leading provider of cloud-based solutions that are reshaping the way care is delivered by leveraging the power of mobile whenever and wherever care happens. Entrada’s best-in-class mobile app integrates with multiple clinical platforms and all major EHRs. Because of its functionality and integration with clinical systems, it is a vital part of the daily clinical workflow for users. Entrada enables organizations to maximize their existing technology investments while simultaneously enhancing physician and staff productivity.

“Mobile health solutions – in the palm of the provider – are quickly becoming some of the most valuable real estate in healthcare,” said Rusty Frantz, President and CEO of NextGen Healthcare. “We intend to invest in expanding Entrada’s capabilities, continuing to provide enhancements to their already impressive platform. This acquisition will improve physician satisfaction by providing a better caregiver and patient experience, while enabling clients to improve financial outcomes.”

“Entrada is focused on improving clinical workflows and creating opportunities for additional provider and patient engagement for the next generation of care delivery,” noted Bill Brown, CEO of Entrada. “With NextGen Healthcare’s resources, we can accelerate unlocking the productivity potential for caregivers, ultimately helping them gain time to focus on their patients.”

The seller was represented by JEGI.

About Entrada, Inc.

Entrada is a leading provider of integrated mobile solutions that improve healthcare efficiencies and outcomes. Entrada’s commitment is to protect physician and staff productivity for the next generation of patient care. For more information, please visit www.EntradaHealth.com.

About Quality Systems, Inc.

Quality Systems, Inc. and it’s wholly owned subsidiary, NextGen Healthcare, develop and provide a range of software and services for medical and dental group practices. The Company’s solution portfolio is readily integrated and collectively positioned to reduce total cost of ownership for its client partners, as well as enable the transition to value-based healthcare. Visit www.qsii.com and www.nextgen.com for additional information.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS

Certain statements in this news release are forward-looking statements within the meaning of the federal securities laws, including but not limited to statements regarding the anticipated impact of the Entrada acquisition. These forward-looking statements may contain the words “believe,” “anticipate,” “continue,” “expect,” “plan,” “potential,” “predict,” “estimate,” “outlook,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases. The Company cautions investors not to place undue reliance on any such forward-looking statements, which are based on information available at the time those statements are made or management’s good faith belief as of that time with regard to future events, and should not be read as a guarantee of future performance or results. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, but are not limited to, successfully integrating Entrada’s personnel, systems and business, and market and financial conditions which may impact the performance of Entrada as well as those risks set forth in the Company’s public filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update these forward-looking statements except as required by law.

For Investor Relations Inquiries:

Quality Systems, Inc.

Jamie Arnold, 949-255-2600

Chief Financial Officer

JArnold@nextgen.com

For Media and Public Relations Inquiries:

NextGen Healthcare

Mamie Barker, 215-657-7010

mmbarker@nextgen.com